Exhibit 99.1

Investor Relations Contact

Bonnie McBride

Vice President,

Investor Relations

+ 1 707.283.2850

ir@cyaninc.com

Cyan Reports Record Second Quarter 2013 Results

•	Year-over-year revenue grows 37 percent to a record $31.7 million

•	Blue Planet SDN platform adoption accelerates; over 85 customers now deployed

•	Gross margin expands to 43.4 percent

PETALUMA, CA, AUGUST 6, 2013 – Cyan (NYSE: CYNI) today announced financial results for its second quarter ended June 30, 2013.

Revenue for the second quarter of 2013 grew 37 percent year-over-year to a record $31.7 million, up from $23.1 million in the second quarter of 2012, and up 20 percent from $26.3 million for the previous quarter. Net loss for the quarter was $9.1 million, or $0.33 per share, compared to a net loss of $1.5 million, or $0.59 per share, in the same period last year and a net loss of $9.4 million, or $3.61 per share, for the first quarter of 2013.

On a non-GAAP basis, Cyan’s net loss for the second quarter was $6.6 million, or $0.24 per share, compared to a net loss of $0.8 million, or $0.30 per share for the same period last year and a net loss of $6.3 million, or $2.43 per share, for the quarter ended March 31, 2013. The non-GAAP net loss for the second quarters of 2013 and 2012 and the first quarter of 2013 exclude stock-based compensation expense and costs associated with the change in the fair value of preferred stock warrants. Effective upon its initial public offering (IPO) in May 2013, the company’s preferred stock warrants became exercisable for common stock and will no longer be marked to market.

The non-GAAP net loss per share for the second quarter of 2013 was based upon 27.4 million weighted average shares outstanding. In connection with its IPO, the company issued 8.9 million shares of common stock and 34.7 million shares of preferred stock converted into common stock. Cyan ended the second quarter with 46.3 million shares of common stock outstanding.

“For the second quarter, Cyan delivered record revenue and gross margin while continuing to make investments to capitalize on our large and growing addressable market,” said Mark Floyd, Cyan’s chairman and chief executive officer. “Our Blue Planet software-defined network (SDN) platform is a key differentiator and continued to gain momentum, with over 85 customers implementing this innovative technology since its launch last December. We continued to make significant strides in our international expansion, increasing our presence to 13 countries outside of North America and increasing our international partnership base. During the second quarter, we successfully completed our IPO and ended the quarter with over $92 million in cash and cash equivalents.”

Floyd continued, “Key drivers for the future include further geographic expansion, penetration into verticals beyond the carrier market, and the broadening of our footprint within existing accounts as well as with new customers. In addition, we see large opportunities among content providers and data center operators and in the second quarter, we received initial revenues from one of the world’s largest Internet franchises. Going forward, we will continue to invest in engineering, sales and marketing to strengthen our competitive position and benefit from the widespread and fundamental transition in how networks are architected, orchestrated and managed.”

Outlook for the Third Quarter, 2013

Please refer to the Forward-Looking Statements section below for cautionary notes.

For the third quarter of 2013, Cyan currently expects revenue to be in the range of $36 million to $38 million. GAAP net loss is expected to be between $8.6 million and $10.0 million, or a net loss per share of $0.19 to $0.22. On a non-GAAP basis, Cyan currently expects its net loss to range between $6.7 million and $8.1 million, or a net loss per share of $0.14 to $0.17 based on an estimated 46.3 million weighted average shares outstanding.

Recent Highlights

•	Cyan expanded its Blue Planet SDN platform to include Planet Inventory, a multi-vendor network asset management application.

•	Cyan formed Blue Orbit, an ecosystem of SDN and network functions virtualization (NFV) providers dedicated to delivering interoperable SDN and NFV solutions.

•

Cyan demonstrated a live, multi-vendor SDN application (in cooperation with Blue Orbit partners) at Interop Tokyo in June to illustrate how network operators can offer their customers the ability to dynamically spin up data center virtual machines, along with virtualized network resources, via standard APIs or a web portal.

•	Cyan appointed accomplished marketing professional Joe Cumello as chief marketing officer of Cyan to oversee all aspects of Cyan’s product marketing and global brand development.

Conference Call

Cyan will host a conference call for analysts and investors to discuss its second quarter 2013 results and outlook for its third quarter of 2013 today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To access the live call, please dial 1-800-762-8779 (US or Canada) or 1-480-629-9645 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately two hours after the call until 11:59 pm on August 20, 2013, and can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering passcode 4629860. A live audio webcast of the conference call also will be available from the Investors section of the company’s website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for approximately 90 days.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net loss, and non-GAAP gross margin. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to Cyan’s expected future financial results and performance, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: fluctuations in demand for our products and services, particularly as it relates to large sales to existing and new customers; fluctuations in the price for our products and services; the adoption rate of our products, particularly our Blue Planet solution; our ability to compete in our industry; and other risks and uncertainties related to our business. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan

Cyan enables network transformation. The company’s software-defined network (SDN) solutions deliver orchestration, visualization, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan’s open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms, and Cyan Pro professional services. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Cyan, Inc.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue	$31,686	$23,069	$58,005	$37,256
Cost of revenue	17,936	13,456	33,338	21,923

Gross profit	13,750	9,613	24,667	15,333
Operating expenses:
Research and development	8,158	3,864	15,397	7,416
Sales and marketing	10,821	5,607	18,838	10,381
General and administrative	3,095	1,236	5,958	2,146

Total operating expenses	22,074	10,707	40,193	19,943
Loss from operations	(8,324)	(1,094)	(15,526)	(4,610)
Interest expense	(136)	—	(262)	(20)
Other income (expense), net	(607)	(374)	(2,608)	(730)

Total other income (expense), net	(743)	(374)	(2,870)	(750)

Loss before provision for income taxes	(9,067)	(1,468)	(18,396)	(5,360)
Provision for income taxes	21	9	42	17

Net loss	$(9,088)	$(1,477)	$(18,438)	$(5,377)

Basic and diluted net loss per share	$(0.33)	$(0.59)	$(1.22)	$(2.17)

Weighted-average number of shares used in computing basic and diluted net loss per share	27,425	2,512	15,077	2,476

Cyan, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$92,921	$20,221
Accounts receivable, net	23,362	19,200
Inventories	13,035	14,049
Deferred costs	11,050	8,228
Prepaid expenses and other	964	930

Total current assets	141,332	62,628
Property and equipment, net	9,280	6,485
Other assets	54	1,676

Total assets	$150,666	$70,789

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$16,102	$11,842
Accrued liabilities	9,172	7,379
Revolving loan	—	7,563
Term loan	795	—
Deferred revenue	21,107	15,597
Preferred stock warrant liability	—	6,254
Other liabilities	181	74

Total current liabilities	47,357	48,709
Term loan	4,205	5,000
Deferred revenue	2,115	1,820
Deferred rent	220	182

Total liabilities	53,897	55,711
Redeemable convertible preferred stock	—	98,133
Stockholders’ equity (deficit):
Common stock and additional paid-in capital	201,742	3,514
Accumulated other comprehensive loss	16	(19)
Accumulated deficit	(104,989)	(86,550)

Total stockholders’ equity (deficit)	96,769	(83,055)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$150,666	$70,789

Cyan, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended June, 30
	2013	2012
Operating activities
Net loss	$(18,438)	$(5,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,226	827
Stock-based compensation	2,902	597
Change in fair value for warrants	2,602	742
Changes in operating assets and liabilities:
Accounts receivable	(4,162)	(7,700)
Inventories	1,014	(2,894)
Deferred costs	(2,822)	(4,640)
Prepaid expenses and other	(34)	(266)
Accounts payable	3,921	7,675
Accrued liabilities	2,017	1,140
Deferred revenue	5,805	7,806

Net cash used in operating activities	(5,969)	(2,090)

Investing activities
Purchases of property and equipment	(3,072)	(1,391)

Net cash used in investing activities	(3,072)	(1,391)

Financing activities
Proceeds from initial public offering, net of underwriting fees and issuance expenses	88,164	—
Proceeds from issuance of common stock	1,105	51
Repayments of borrowings under notes payable	(7,563)	(45)

Net cash provided by financing activities	81,706	6

Effect of exchange rate changes on cash and cash equivalents	35	4

Net increase (decrease) in cash and cash equivalents	72,700	(3,471)
Cash and cash equivalents at beginning of period	20,221	25,740

Cash and cash equivalents at end of period	$92,921	$22,269

Cyan, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three months ended
	June 30, 2013	March 31, 2013	June 30, 2012
Reconciliation of Gross Profit:
US GAAP as reported	$13,750	$10,917	$9,613
Adjustments:
Stock-Based Compensation	31	29	8

Non-GAAP Gross Profit	$13,781	$10,946	$9,621

Reconciliation of Gross margin:
US GAAP as reported	43.4%	41.5%	41.7%
Adjustments:
Stock-Based Compensation	0.10%	0.11%	0.03%

Non-GAAP Gross margin	43.5%	41.6%	41.7%

Reconciliation of Sales and Marketing expense:
US GAAP as reported	$10,821	$8,017	$5,607
Adjustments:
Stock-Based Compensation	560	313	113

Non-GAAP Sales and Marketing expense	$10,261	$7,704	$5,494

Reconciliation of Research and Development expense:
US GAAP as reported	$8,158	$7,239	$3,864
Adjustments:
Stock-Based Compensation	511	401	116

Non-GAAP Research and Development expense	$7,647	$6,838	$3,748

Reconciliation of General and Administrative expense:
US GAAP as reported	$3,095	$2,863	$1,236
Adjustments:
Stock-Based Compensation	738	319	108

Non-GAAP General and Administrative expense	$2,357	$2,544	$1,128

Reconciliation of Operating expenses:
US GAAP as reported	$22,074	$18,119	$10,707
Adjustments:
Stock-Based Compensation	1,809	1,033	337

Non-GAAP Operating expenses	$20,265	$17,086	$10,370

Reconciliation of Operating profit (loss):
US GAAP as reported	$(8,324)	$(7,202)	$(1,094)
Adjustments:
Stock-Based Compensation	1,840	1,062	345

Non-GAAP Operating profit (Loss)	$(6,484)	$(6,140)	$(749)

Reconciliation of Operating margin:
US GAAP as reported	-26.3%	-27.3%	-4.7%
Adjustments:
Stock-Based Compensation	5.8%	4.0%	1.5%

Non-GAAP Operating margin	-20.5%	-23.3%	-3.2%

Reconciliation of Net income (Loss):
US GAAP as reported	$(9,088)	$(9,350)	$(1,477)
Adjustments:
Stock-Based Compensation	1,840	1,062	345
Preferred Stock Warrant Expense	604	1,998	380

Non-GAAP Net Income (Loss)	$(6,644)	$(6,290)	$(752)

Reconciliation of Net income (loss) per share, basic and diluted:
US GAAP as reported	$(0.33)	$(3.61)	$(0.59)
Adjustments:
Stock-Based Compensation	0.07	0.41	0.14
Preferred Stock Warrant Expense	0.02	0.77	0.15

Non-GAAP Net Income (Loss) per share, basic and diluted	$(0.24)	$(2.43)	$(0.30)

Non-GAAP adjustments:
Stock-Based Compensation	$1,840	$1,062	$345
Preferred Stock Warrant Expense	604	1,998	380

Total Non-GAAP adjustments	$2,444	$3,060	$725